DECLARATION OF TRUST

OF

LEGG MASON PARTNERS EQUITY TRUST

(a Maryland Business Trust)

Dated as of October 2, 2006











TABLE OF CONTENTS



ARTICLE I  Name and Definitions
Section 1.1 Name 1
Section 1.2 Definitions 1

ARTICLE II  Nature and Purpose of Trust 3

ARTICLE III  Principal Place of Business; Registered
Agent 3

ARTICLE IV  Beneficial Interests; Shareholders
Section 4.1Shares of Beneficial Interest 4
Section 4.2 Issuance of Shares 4
Section 4.3 Rights of Shareholders 4
Section 4.4 Ownership and Transfer of Shares; Small
Accounts.5
Section 4.5 Voting by Shareholders 6
Section 4.6 Meetings 6
Section 4.7 Quorum and Action 7
Section 4.8 Action by Written Consent in Lieu of
Meeting of Shareholders 7
Section 4.9 Series and Classes of Shares 7
Section 4.10 Disclosure of Shareholder Holdings 10
Section 4.11 Access to Trust Records 10
Section 4.12 Communications with Shareholders. 10

ARTICLE V - The Trustees
Section 5.1 Management of the Trust 10
Section 5.2 Qualification and Number 10
Section 5.3 Term and Election 11
Section 5.4 Resignation, Retirement and Removal 11
Section 5.5 Vacancies 11

ARTICLE VI - Powers of Trustees
Section 6.1General Powers 12
Section 6.2 Certain Specific Powers 12
Section 6.3 Issuance and Repurchase of Shares 15
Section 6.4 Delegation; Committees 15
Section 6.5 Collection and Payment 15
Section 6.6 Expenses 16
Section 6.7 Manner of Acting 16
Section 6.8 Bylaws 16
Section 6.9 Principal Transactions. 16
Section 6.10 Effect of Trustees- Determination 16

ARTICLE VII - Service Providers
Section 7.1 Investment Adviser and Administrators 17
Section 7.2 Underwriting; Transfer Agent; Shareholder
Servicing Agent; Custodian  17
Section 7.3 Parties to Contract 17
Section 7.4  Further Authority of Trustees17

ARTICLE VIII - Distributions; Redemptions; Determination of
Net Asset Value
Section 8.1Distributions 18
Section 8.2 Redemption of Shares 18
Section 8.3 Redemption Price 18
Section 8.4 Payment 18
Section 8.5 Redemption of Shareholder's Interest by Action of Trust. 19
Section 8.6 Suspension of Right of Redemption 19
Section 8.7 Determination of Net Asset Value; Valuation of Portfolio Assets 20
Section 8.8 Constant Net Asset Value 20
Section 8.9 Reserves 20
Section 8.10 Determination by Trustees 20

ARTICLE IX - Limitation of Liability and Indemnification
Section 9.1 No Personal Liability of and
Indemnification of Shareholders 20
Section 9.2 Limitation of Liability of Trustees and Others 21
Section 9.3 Experts; No Bond or Surety 22
Section 9.4 Liability of Third Persons Dealing with the Trust or Trustees 22
Section 9.5 Indemnification and Advancement of Expenses 22
Section 9.6 Further Indemnification 23
Section 9.7 Amendments and Modifications 23
Section 9.8 Derivative Actions 24

ARTICLE X - Termination; Mergers and Sale of Assets
Section 10.1 Termination of Trust or Series 27
Section 10.2 Merger and Consolidation 27
Section 10.3 Sale of Assets; Reorganization 28
Section 10.4 Conversion 28
Section 10.5 Combination of Classes 28

ARTICLE XI - Amendments; Filings; Copies; Miscellaneous
Section 11.1 Amendments to Declaration and Certificate of Trust 28
Section 11.2 Filing of Certificate; Copies of
Declaration; Counterparts;  Headings 29
Section 11.3 Trustees May Resolve Ambiguities 29
Section 11.4 Applicable Law; Forum Selection;
Jury Waiver 29
Section 11.5 Business Trust Only 30
Section 11.6 Provisions in conflict with Law or Regulations 30
Section 11.7 Writings 31




DECLARATION OF TRUST
OF
LEGG MASON PARTNERS EQUITY TRUST

THIS DECLARATION OF TRUST is made as of this 2nd day of October, 2006 by the Trustees hereunder under the Maryland Act (as defined below);

NOW, THEREFORE, the Trustees hereby direct that the Certificate of Trust be filed with the Maryland State
Department of Assessments and Taxation and do hereby declare that all cash, securities and other assets and properties, which the Trust may from time to time acquire in any manner, will be held IN TRUST, and that the Trustees will direct the management and business of the Trust upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.


ARTICLE I

NAME AND DEFINITIONS

Section 1.1.  Name.  This Trust shall be known as Legg
Mason Partners Equity Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 1.2.  Definitions.  Whenever used herein,
unless otherwise required by the context or specifically provided, the following terms have the following respective meanings:

      (a) Bylaws means the Bylaws of the Trust referred to in Section 6.8 hereof, as from time to time amended, which Bylaws are expressly incorporated by reference herein as part of the Trust-s -governing instrument- within the meaning of the Maryland Act (as defined below).

      (b) -Certificate of Trust- means the certificate of trust of the Trust, as filed with the SDAT (as defined below) in accordance with the Maryland Act, and as such certificate of trust may be amended or amended and restated from time to time.

      (c) Class means the one or more Shares (as defined below) of a Series (as defined below) of the Trust as may be established and designated as a Class from time to time by the Trustees pursuant to Section 4.9(c) hereof.

      (d) -Code- means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the rules and regulations thereunder, as adopted or amended from time to time.

      (e) Commission shall have the same meaning given to such term in the 1940 Act (as defined below).

      (f) Declaration means this Declaration of Trust as amended, supplemented or amended and restated from time to time, which shall be the Trust-s -governing instrument-within the meaning of the Maryland Act. Reference in this Declaration of Trust to Declaration,hereof, herein, and hereunder shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

      (g) He, Him and His shall include the feminine and neuter, as well as the masculine, genders.

      (h) Interested Person shall have the same meaning given to such term in the 1940 Act (as defined below).

      (i) Maryland Act shall refer to the Maryland
Business Trust Act, as amended from time to time.

      (j) ?1940 Act refers to the Investment Company Act of
1940 (and any successor statute) and the rules thereunder, all as amended from time to time, as may apply to the Trust or any Series (as defined below) or Class thereof, including pursuant to any exemptive, interpretive or other relief or guidance issued by the Commission or the staff of the Commission under such Act.

      (k) Outstanding Shares means those Shares (as defined below) shown from time to time on the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed, repurchased, cancelled or terminated by the Trust.

      (l) Person means and includes natural persons, corporations, partnerships, limited partnerships, business trusts, limited liability partnerships, statutory trusts, limited liability companies, trusts, associations, joint ventures, estates, nominees and any other entity in its own or any representative capacity, whether or not legal entities, and governments and agencies and political subdivisions thereof, in each case whether domestic or foreign.

      (m) Prospectus means the prospectus and statement of additional information with respect to the Trust or one or more Series (as defined below) or Classes thereof as the context shall require, as contained in the most recent effective registration statement filed with the Commission with respect to the Trust or one or more such Series or Classes thereof, as the same may be supplemented or modified from time to time in accordance with the requirements of the federal securities laws.

      (n) Series individually or collectively means each Series of Shares (as defined below) as may be established and designated from time to time by the Trustees pursuant to Section 4.9(c) hereof.

      (o) Shareholder means a record owner of Outstanding
Shares.

      (p) Shares means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any and all Series and Classes which may be established and designated by the Trustees, and includes fractions of Shares as well as whole
Shares.

      (q) SDAT means the State Department of Assessments and Taxation of Maryland.

      (r) Trust refers to the Maryland business trust established under the Maryland Act by this Declaration and the filing of the Certificate of Trust with the SDAT.

      (s) Trust Property means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Series.

      (t) Trustees means, at any time, the person or persons who have signed this Declaration and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of
Article V hereof, in each case if they shall at that time continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his capacity or their capacities as Trustees hereunder.

ARTICLE II

NATURE AND PURPOSE OF TRUST

The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company through one or more Series, and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith, both within and without the State of Maryland, and without limiting the foregoing or the other provisions hereof, the Trust may exercise all powers conferred by the laws of the State of Maryland upon a Maryland business trust formed pursuant to the Maryland Act.

ARTICLE III

PRINCIPAL PLACE OF BUSINESS; REGISTERED AGENT

The principal place of business of the Trust in the State of Maryland is 100 Light Street, Baltimore, Maryland
21202. Unless otherwise required by applicable law, the Trust shall at all times maintain at least one resident agent who shall be either a citizen of the State of Maryland who resides in such State or a Maryland corporation. The Trustees may change the principal place of business or such resident agent of the Trust from time to time by making the appropriate filing or filings with the SDAT.

ARTICLE IV

BENEFICIAL INTERESTS; SHAREHOLDERS

Section 4.1.    Shares of Beneficial Interest.   The
beneficial interest in the Trust shall be divided into such Shares of beneficial interest, of such Series or Classes, and of such designations and par values (if any) and with such rights, preferences, privileges, limitations, restrictions and such other relative terms as shall be determined by the Trustees, from time to time. The number of Shares is unlimited. The Trustees shall have full power and authority to take such action with respect to the Shares as the Trustees may deem desirable.

Section 4.2.  Issuance of Shares.  (a)   Shares may be
issued from time to time to such Persons (including, without limitation, any Trustee, officer, or agent of the Trust or any Person in which a Trustee, officer or agent of the Trust has an interest) either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may, in connection with an issuance of Shares, acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities), and all Shares so issued hereunder, including without limitation Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Notwithstanding the foregoing, the Trust shall have the right to refuse to issue Shares to any Person at any time and without any reason therefor whatsoever.

(b) The Trust may issue Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust.

(c) Any Shares issued by the Trust which have been purchased, redeemed or otherwise reacquired by the Trust shall be retired automatically and shall have the status of unissued Shares.

Section 4.3 Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business herein described is vested exclusively in the Trust. The Shareholders shall have no right or title in or to the Trust Property or to call for any partition or division of any property, profits, rights or interests of the Trust or any Series thereof and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the continuance of the Trust shall neither operate to terminate the Trust or any Series thereof nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust, any Series thereof or the Trustees, but shall entitle such representative only to the rights of said Shareholder under this Declaration. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay, provided however that any sales loads or charges, creation or redemption fees, account fees or any other fees or charges not prohibited as charges to Shareholders under applicable law shall not be deemed to be an assessment for the purposes of this Declaration. The
Shares shall be personal property giving only the rights specifically set forth in this Declaration. The holders of Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Shares or securities of the Trust that it may hereafter issue or sell, other than such right, if any, as the Trustees may determine.
The holders of Shares shall not be entitled to exercise the rights of objecting shareholders and shall have no appraisal rights with respect to their Shares and, except as otherwise determined by the Trustees from time to time, shall have no exchange or conversion rights with respect to their Shares. Every Shareholder, by virtue of purchasing
Shares and becoming a Shareholder, shall be held to have expressly assented and agreed to the terms of this Declaration and any other governing instrument and shall be bound thereby.

Section 4.4.  Ownership and Transfer of Shares; Small
Accounts. (a) The ownership and transfer of Shares shall be recorded on the books of the Trust or, if there is a transfer or similar agent with respect to such Shares, on the books and records of such transfer or similar agent with respect to such Shares, which records shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates representing the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules or impose such restrictions as they consider necessary or appropriate for the issuance of Share certificates, transfer of Shares and similar matters. The record books of the Trust, as kept by the Trust or any transfer or similar agent of the Trust, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder. No
Shareholder shall be entitled to receive any payment of a dividend or distribution, or to have notice given to him as provided herein or in the Bylaws, until he has provided such information as shall be required to the Trust or, as applicable, the Trust-s transfer or similar agent with respect to his Shares.

(b)  In the event any certificates representing
Outstanding Shares are at any time outstanding, the Trustees may at any time or from time to time determine that Shares shall no longer be represented by certificates, and in connection therewith, upon written notice to any Shareholder holding certificates representing Outstanding
Shares, such certificates shall be cancelled, provided that such cancellation shall not affect the ownership by such Shareholder of such Shares, and following such cancellation, ownership and transfer of such Shares shall be recorded by book entry on the books of the Trust or its transfer or similar agent.

      (c) The Trustees may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may differ within and among any Series or Classes, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and/or require the involuntary redemption of Shares held in, those accounts the net asset value of which for any reason falls below such established minimum investment amounts, or may authorize the Trust to convert any such Shares in such account to Shares of another Class or Series, or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees, in each case upon such terms as shall be established by the Trustees.

Section 4.5.  Voting by Shareholders.
(a) Shareholders shall not have the power to vote on any matter except: (i) for the election or removal of Trustees to the extent and as provided in Article V hereof, and (ii) with respect to such additional matters relating to the Trust as may be required by law or as the Trustees may consider and determine necessary or desirable.

(b)  Each whole Share (or fractional Share)
outstanding on the record date established in accordance with the Bylaws shall entitle the holder thereof to a number of votes as to any matter on which the Shareholder is entitled to vote equal to the net asset value of the Share (or fractional Share) in United States dollars determined at the close of business on the record date.
There shall be no cumulative voting in the election of Trustees or on any other matter submitted to a vote of the Shareholders. Shares may be voted in person or by proxy.
Until Shares of the Trust or any Series or Class are issued, the Trustees may exercise all rights of Shareholders of the Trust or such Series or Class and may take any action required or permitted by law, this Declaration or the Bylaws of the Trust to be taken by Shareholders of the Trust, such Series or Class.

(c) On any matter submitted to a vote of the Shareholders of the Trust, all Shares of all Series and Classes then entitled to vote shall be voted together, except that (i) when required by the 1940 Act to be voted by individual Series or Class, Shares shall be voted by individual Series or Class, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more Series or Classes, only
Shareholders of such one or more Series or Classes shall be entitled to vote thereon.

Section 4.6.  Meetings.   Meetings of the Shareholders
of the Trust or any one or more Series or Classes thereof may be called and held from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. The Trustees may set in the Bylaws provisions relating to the calling and holding of meetings (including the holding of meetings by electronic or other similar means), notice of meetings, record dates, place of meetings, conduct of meetings, voting by proxy, postponement, adjournment or cancellation of meetings and related matters.

Section 4.7.  Quorum and Action.   (a)  The Trustees
shall set forth in the Bylaws the quorum required for the transaction of business by the Shareholders at a meeting, which quorum shall in no event be less than Shares representing thirty percent (30%) of the voting power of the Shares entitled to vote at such meeting. If a quorum is present when a duly called and held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

(b) The Shareholders shall take action by the affirmative vote of the holders of Shares representing a majority, except in the case of the election of Trustees which shall only require a plurality, of votes cast at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by applicable law or any provision of this Declaration or the Bylaws.

Section 4.8.  Action by Written Consent in Lieu of
Meeting of Shareholders.   Any action required or permitted
to be taken at a meeting of the Shareholders may be taken, if so directed by the Trustees, without a meeting by written action executed by Shareholders, as of a record date specified by the Trustees, holding not less than the minimum voting power that would have been necessary to take the action at a meeting, assuming that all of the Shareholders entitled to vote on that action were present and voting at that meeting. The written action shall be effective when it has been executed by the requisite number of Shareholders and delivered to the Secretary of the Trust, unless a different effective time is provided in the written action. Such a consent may be executed and delivered by electronic means in accordance with any procedures that may be adopted by the Trustees from time to time.

Section 4.9.  Series and Classes of Shares.

(a)  Series.   The Trustees hereby establish the
Series listed on Schedule A hereto and the Trustees may from time to time authorize the division of Shares into additional Series. The relative rights, preferences, privileges, limitations, restrictions and other relative terms of any Series shall be established and designated by the Trustees, and may be modified by the Trustees from time to time, upon and subject to the following provisions:

(i) Subject to variations between Classes of Shares of a Series, all Shares shall be identical except that there may be such variations as shall be fixed and determined by the Trustees from time to time between different Series, including, without limitation, as to qualifications for ownership, minimum purchase amounts, minimum account size, purchase price, fees and expenses, redemptions, conversions and exchanges, and special and relative rights as to dividends and on liquidation, and each Series shall have such business purpose or investment objective as shall be determined by the Trustees.
Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined below) are allocated to such Series). All references to Shares in this Declaration shall be deemed to include references to Shares of any or all Series as the context may require.

(ii)  The number of authorized Shares of each
Series and the number of Shares of each Series that may be issued shall be unlimited. The Trustees may divide or combine any issued or unissued Shares of any Series into a greater or lesser number; classify or reclassify any issued or unissued Shares into one or more Series; terminate any one or more Series; change the name of a Series; and take such other action with respect to the Series as the Trustees may deem desirable.

(iii)   All consideration received by the Trust
for the issue or sale of Shares of a particular
Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be (collectively, the -Assets-), shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of the Trust. Such Assets, together with any General Assets (as hereinafter defined) allocated to that Series as provided in the following sentence, are herein referred to as Assets belonging to that Series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as Assets belonging to any particular Series
(collectively, the General Assets), the Trustees shall allocate such General Assets to and among any one or more of the Series created from time to time in such manner and on such basis as they deem fair and equitable; and any General Assets allocated to a particular Series shall be Assets belonging to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the Assets belonging to each Series shall be held and accounted for in such separate and distinct records separately from the Assets belonging to all other
Series and the General Assets of the Trust not allocated to such Series.

(iv) The Assets belonging to a particular Series shall be charged with the debts, liabilities and obligations of the Trust in respect of that Series and with all expenses, costs, charges and reserves attributable to that Series (collectively, the -Liabilities-), which Liabilities shall be recorded upon the books of the Trust. Such Liabilities together with any General Liabilities (as hereinafter defined) allocated to that Series as provided in the following sentence, are herein referred to as Liabilities belonging to that Series. In the event there are any debts, liabilities, obligations, expenses, costs, charges or reserves of the Trust that are not readily identifiable as belonging to any particular Series (collectively, the General
Liabilities), the Trustees shall allocate and charge such General Liabilities to and among any one or more of the Series created from time to time in such manner and on such basis as they deem fair and equitable; and any General Liabilities so allocated to a particular
Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon all concerned for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate General Liabilities as herein provided, the Liabilities belonging to a particular
Series shall be enforceable only against the Assets belonging to such Series and not against the assets of the Trust generally or against the Assets belonging to any other Series, and none of the General Liabilities incurred, contracted for or otherwise existing with respect to the Trust generally or any Liabilities incurred, contracted for or otherwise existing with respect to any other Series shall be enforceable against the Assets belonging to such Series. Notice of this contractual limitation on liabilities among Series may be set forth in the Certificate of Trust
(whether originally or by amendment) as filed or to be filed with the SDAT pursuant to the Maryland Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of -12-501(d) of the Maryland Act relating to limitations on liabilities among Series (and the statutory effect under -12-
501(d) of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability belonging to that Series. No Shareholder or former Shareholder of any Series, in such capacity, shall have a claim on or any right to any Assets belonging to any other
Series.

(b)  Classes.  The Trustees hereby establish the
Classes as listed on Schedule B hereto with respect to those Series identified on such Schedule. The Trustees may from time to time authorize the division of Shares of the Trust or any Series thereof into additional Classes. The relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class shall be established and designated by the Trustees and may be modified by the Trustees from time to time. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and not prohibited by the 1940 Act, including, without limitation, as to qualifications for ownership, minimum purchase amounts, minimum account size, purchase price, fees and expenses, right of redemption, and the price, terms and manner of redemption, conversion and exchange rights and features and special and relative rights as to dividends and on liquidation. The number of authorized Shares of each Class and the number of Shares of each Class that may be issued shall be unlimited. The Trustees may divide or combine the issued or unissued Shares of any Class into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class into one or more Classes;
combine two or more Classes of a Series into a single Class of such Series; terminate any one or more Classes of Shares; change the name or other designation of a Class;
and take such other action with respect to the Classes as the Trustees may deem desirable. To the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Classes, the Trustees may allocate assets, liabilities, income and expenses of a Series to a particular Class of that Series or apportion the same among two or more Classes of that Series. All references to Shares in this Declaration shall be deemed to include references to Shares of any or all Classes as the context may require.

(c)   Establishment and Designation of Series and
Classes   The establishment and designation of any Series
or Class of Shares shall be effective upon the adoption by a majority of the Trustees of a resolution that sets forth such establishment and designation, the effective date of such establishment and designation and the relative rights, preferences, privileges, limitations, restrictions and other relative terms of such Series and/or Class, whether directly in such resolution or by reference to one or more documents or instruments outside this Declaration and outside the resolutions, as the same may be in effect from time to time, including any Prospectus relating to such Series or Class, and any such resolutions shall be deemed to be incorporated by reference herein as part of the Trust-s -governing instrument- within the meaning of the Maryland Act.

Section 4.10.  Disclosure of Shareholder
Holdings. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code; to comply with the requirements of any other law or regulation; or as the Trustees may otherwise decide, and ownership of Shares may be disclosed by the Trust if so required by applicable law or as the Trustees may otherwise decide.

Section 4.11.  Access to Trust Records.  Except to the
extent otherwise required by law, Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust as may be granted from time to time by the Trustees.

Section 4.12.  Communications with Shareholders.  Any
notices, reports, statements, or communications with Shareholders of any kind required under this Declaration, including any such communications with Shareholders or their counsel or other representatives required under
Section 9.8 hereof, or otherwise made by the Trust or its agents on behalf of the Trust shall be governed by the provisions pertaining thereto in the Bylaws.

ARTICLE V

THE TRUSTEES

Section 5.1.  Management of the Trust.   The business
and affairs of the Trust shall be managed under the direction of the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, including, without limitation, those powers described more fully in Article VI hereof.

Section 5.2.  Qualification and Number.   Each Trustee
shall be a natural person. A Trustee need not be a citizen of the United States or a resident of the State of Maryland. By a majority vote or consent of the Trustees as may then be in office, the Trustees may from time to time establish the number of Trustees. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 5.4 hereof.

Section 5.3.  Term and Election.   Except as provided
in Section 5.4 below, each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his successor, if any, is elected, qualified and serving as a Trustee hereunder. Any Trustee vacancy may be filled by the affirmative vote or consent of a majority of the Trustees then in office, except as prohibited by the 1940 Act, or, if for any reason there are no Trustees then in office, vacancies may be filled by the officers of the Trust elected pursuant to Section 6.2(b)(iii) hereof, or may be filled in any other manner permitted by the 1940 Act.

Section 5.4.  Resignation, Retirement and Removal.
Any Trustee may resign or retire as a Trustee by an instrument in writing signed by him and delivered or mailed to the Chair, if any, the President or the Secretary, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee who has attained a mandatory retirement age or term limit established pursuant to, or who is otherwise required to retire in accordance with, any written policy adopted from time to time by at least two-thirds (2/3) of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy; and any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees or declared incompetent by a court of appropriate jurisdiction, may be retired by written instrument signed by a majority of the other
Trustees. Except as aforesaid, any Trustee may be removed from office only (i) by action of at least two-thirds (2/3) of the voting power of the Outstanding Shares, or (ii) by the action of at least two-thirds (2/3) of the remaining
Trustees, specifying the date when such removal shall become effective. Except to the extent expressly provided in a written agreement to which the Trust is a party or in a written policy adopted by the Trustees, no resigning, retiring or removed Trustee shall have any right to any compensation for any period following his resignation, retirement or removal, or any right to damages on account of such resignation, retirement or removal.

Section 5.5.  Vacancies.   The death, resignation,
retirement, removal, or incapacity of one or more of the Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, or the number of Trustees as fixed is reduced, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees, and during the period during which any such vacancy shall occur, only the Trustees then in office shall be counted for the purposes of the existence of a quorum or any action to be taken by such Trustees.

ARTICLE VI

POWERS OF TRUSTEES

Section 6.1. General Powers. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust but with full powers of delegation, except as may otherwise be expressly prohibited by this Declaration. The Trustees shall have the power to direct the business and affairs of the Trust and carry on the Trust's operations and maintain offices both within and outside the State of Maryland, and to do or authorize all such other things and execute or authorize the execution of all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust.
With respect to any power or authority of the Trustees hereunder, whether stated or implied, the Trustees shall have all further powers and authority as may be necessary, incidental, relative, conductive, appropriate or desirable for the accomplishment, carrying out or attainment of any action authorized by the Trustees. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Without limiting the foregoing, the Trustees shall have power and authority to operate and carry on the business of an investment company and the Trustees shall exercise all the powers as are necessary, convenient, appropriate, incidental or customary in connection therewith and may exercise all powers which are ordinarily exercised by the trustees of a business trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid general powers. Such powers of the Trustees may be exercised without order of or resort to any court.
Whenever in this Declaration the Trustees are given authority to act on behalf of the Trust or to direct, authorize or cause the Trust to take any action, such power and authority shall apply, mutatis mutandis, to any action of the Trust on behalf of any Series or Class.

Section 6.2.   Certain Specific Powers   (a)
Investments.   The Trustees shall not in any way be bound
or limited by present or future laws, rules, regulations, or customs in regard to investments by fiduciaries, but shall have full authority and power to authorize the Trust to make, invest and reinvest in, to buy or otherwise acquire, to hold, for investment or otherwise, to borrow, to sell, terminate, exercise or otherwise dispose of, to lend or to pledge, to write, enter into, engage, trade or deal in any and all investments or investment strategies as they may deem proper at any time and from time to time to accomplish the purpose of the Trust or any Series thereof.
In furtherance of, and in no way limiting, the foregoing, the Trustees shall have power and authority to authorize the Trust:

(i)  to exercise powers and rights of
subscription or otherwise which in any manner arise out of ownership of securities or other assets;

(ii) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form or either in the Trust's name or in the name of a custodian or a nominee or nominees;

      (iii)  to exercise all rights, powers and
privileges of ownership or interest in all securities and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such assets;

(iv)  to acquire (by purchase, lease or
otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, tangible or intangible, including cash, securities, currencies, any commodities, and any interest therein;

(v) to borrow money for any purpose and in this connection issue notes or other evidence of indebtedness;

(vi)  to secure borrowings by mortgaging,
pledging or otherwise subjecting as security all or any portion of the Trust Property;

(vii)   to endorse, guarantee, or undertake the
performance of any obligation or engagement of any other Person;

(viii)   to lend money or any other Trust
Property;

(ix)   to aid by further investment any
corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest and to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest;

(x) to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm;

(xi) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is held in the Trust;

(xii)  to consent to any contract, lease,
mortgage, purchase, or sale of property by such corporation or issuer;

(xiii)  to pay calls or subscriptions with
respect to any security held in the Trust; and

(xiv)  to join with other security holders in
acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

(b) Additional Powers. The Trustees shall have the power and authority on behalf of the Trust:

      (i) to employ, engage or contract with, or make payments to, such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof, including, without limitation, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member, whether as agents or independent contractors of the Trust or any Series thereof, or as delegates of the Trustees, officers, or any other Person who may be involved with the management of the business affairs of the Trust or any Series thereof, to have such titles, and such rights, powers and duties as the Trustees may determine from time to time, and to terminate any such employment, engagement or contract or other relationship;

      (ii) to authorize the Trust to enter into joint ventures, partnerships and any other combinations or associations;

      (iii) to elect and remove such officers as they consider appropriate;

      (iv)  to authorize the Trust to indemnify any
Person with whom the Trust has dealings, including, without limitation, any investment adviser or sub-adviser, distributor, administrator or sub-administrator, custodian or sub-custodian, transfer agent or sub-transfer agent, selected dealers, other agents or independent contractors, to such extent as the Trustees shall determine;

      (v) to authorize the Trust to purchase, and pay for out of Trust Property, (A) insurance policies insuring the Shareholders, Trustees, officers, employees and any other Persons, including, without limitation, any investment adviser or sub-adviser, distributor, administrator or sub-administrator, custodian or sub-custodian, transfer agent or sub-transfer agent, selected dealers, other agents or independent contractors, against any or all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, (B) insurance for the protection of Trust Property, (C) insurance as may be required by applicable law, or (D) such other insurance as the Trustees shall deem advisable, in each case as the Trustees shall determine;

      (vi)  to authorize the Trust to establish
pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any Trustees, officers, employees and agents of the Trust;

      (vii)  to authorize the Trust to guarantee
indebtedness or contractual obligations of others;

      (viii)  to determine and change the fiscal year
of the Trust or any Series and the method by which its accounts shall be kept;

      (ix)  to adopt a seal for the Trust, but the
absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; and

      (x)  to engage in any other lawful act or
activity in connection with or incidental to any of the powers enumerated in this Declaration, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

      (c) The foregoing enumeration of the powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing in no way to limit the Trustees- powers and authority.
Section 6.3.  Issuance and Repurchase of Shares.  The
Trustees shall have the power to authorize the Trust to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares.
Section 6.4.   Delegation; Committees.  The Trustees
shall have power to delegate from time to time to one or more of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, except to the extent such delegation is prohibited by the 1940 Act.

      Without limiting the foregoing, and notwithstanding any provisions herein to the contrary, the Trustees may by resolution appoint committees consisting of one or more, but less than the whole number of, Trustees then in office and such other members as the Trustees shall approve, which committees may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committees were the acts of all the Trustees then in office.
Section 6.5.  Collection and Payment.  The Trustees
shall have the power to authorize the Trust to: collect all money or other property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, arbitrate, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any money or other property is owed to the Trust; and to enter into releases, agreements and other instruments;
but the Trustees shall have no liability for failing to authorize the Trust to do any of the foregoing.
Section 6.6.  Expenses.  The Trustees shall have the
power to authorize the Trust to incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carry out any of the purposes of this Declaration, to pay compensation from the funds of the Trust to themselves as Trustees and to reimburse themselves from the funds of the Trust for their expenses and disbursements. The Trustees shall fix the compensation of all officers, employees and Trustees.
Section 6.7.  Manner of Acting.  Except as otherwise
provided herein, under applicable law or in the Bylaws, any action to be taken or determination made by the Trustees may be taken or made by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of Trustees then in office. Any such action or determination may be made by reference to one or more documents or instruments or policies or procedures outside this Declaration and outside the resolutions of the Trustees.
Except as set forth specifically in this Declaration, any action that may be taken by the Trustees may be taken by them in their sole discretion and without the vote or consent of Shareholders.
Section 6.8.  Bylaws.  The Trustees may adopt Bylaws
not inconsistent with this Declaration to provide for the conduct of the business of the Trust and shall have the exclusive power to amend or repeal such Bylaws.
Section 6.9.  Principal Transactions.  Except in
transactions not permitted by the 1940 Act, the Trustees may authorize the Trust to buy any securities or other assets from or sell or lend any securities or other assets of the Trust to, any affiliate of the Trust or any account managed by an affiliate of the Trust, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser (or sub-adviser), distributor, administrator (or sub-administrator), custodian (or sub-custodian), transfer agent or (sub-transfer agent) or affiliate of the Trust or any account managed by an affiliate of the Trust.

Section 6.10.  Effect of Trustees' Determination.  Any
action taken or determination made by or pursuant to the direction of the Trustees in good faith and consistent with the provisions of this Declaration shall be final and conclusive and shall be binding upon the Trust, every holder at any time of Shares and any other Person.

ARTICLE VII

SERVICE PROVIDERS

Section 7.1.  Investment Adviser and Administrator.
The Trust may enter into contracts with one or more
Persons, to act as investment adviser, investment sub-adviser, manager, administrator, sub-administrator or other agent to the Trust or Series, and as such to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may deem advisable. The Trustees may also authorize any adviser or sub-adviser to employ one or more sub-advisers from time to time and any administrator to employ one or more sub-administrators from time to time, upon such terms and conditions as shall be approved by the Trustees.

Section 7.2.  Underwriter; Transfer Agent; Shareholder
Servicing Agent; Custodian. The Trust may enter into a contract or contracts with one or more Persons to act as underwriters, distributors or placement agents whereby the Trust may either agree to sell Shares of the Trust or any Series or Class to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trust may from time to time enter into transfer agency, sub-transfer agency and/or shareholder servicing contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may deem advisable.

All securities and cash of the Trust shall be held pursuant to a written contract or contracts with one or more custodians and subcustodians or shall otherwise be held in accordance with the 1940 Act.

Section 7.3.  Parties to Contract.  Any contract of
the character described in this Article VII may be entered into with any Person, including, without limitation, the investment adviser, any investment sub-adviser or an affiliate of the investment adviser or sub-adviser, although one or more of the Trustees, officers, or Shareholders of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or otherwise interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VII or the Bylaws. The same Person may be a party to more than one contract entered into pursuant to this Article VII and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Article VII.

Section 7.4.  Further Authority of Trustees.  The
authority of the Trustees hereunder to authorize the Trust to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Article VII shall in no way be deemed to limit the power and authority of the Trustees as set forth in Section
6.2 hereof to authorize the Trust to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

ARTICLE VIII

DISTRIBUTIONS; REDEMPTIONS; DETERMINATION OF NET ASSET
VALUE

Section 8.1.  Distributions.  The Trustees may from
time to time declare and authorize the payment of, or may prescribe and set forth in a duly adopted vote or votes of the Trustees, the bases and time or frequency, which may be monthly or otherwise, for the declaration and payment of, such dividends and distributions on Shares of a particular
Series or Class as they may deem necessary or desirable, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. All dividends and distributions on Shares of a particular Series shall be distributed only from the Assets belonging to that Series, as such term is defined in
Section 4.9 hereof, and shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series held by such Shareholders at the date and time of record for the payment of such dividends or distributions, subject to any variations with respect to Classes of Shares of such Series, if any, and in a manner consistent with the 1940 Act and the Code. Such distributions may be paid in cash and/or in securities or other property, and the composition of any such distribution shall be determined by the Trustees and may be different among Shareholders (including differences among Shareholders in the same Series or Class).

Section 8.2.  Redemption of Shares.  All shares of the
Trust shall be redeemable, at the redemption price determined in the manner set out in this Declaration. The
Trust shall redeem the Shares of the Trust or any Series or Class thereof at the price determined as hereinafter set forth, at such offices or agencies and in accordance with such conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares as may be described in the applicable Prospectus.

Section 8.3. Redemption Price. Shares of each Series and Class thereof shall be redeemed at their net asset value determined as set forth in Section 8.7 hereof as of such time as the Trustees shall have theretofore prescribed, less such fees and/or charges, if any, as may be established by the Trustees from time to time.

Section 8.4.   Payment.  Payment of the redemption
price of Shares of any Series or Class thereof shall be made in cash or in property or any combination thereof, out of the Assets belonging to such Series, as such term is defined in Section 4.9 hereof, and the composition of any such payment may be different among Shareholders (including differences among Shareholders in the same Series or Class), at such time and in the manner as may be specified from time to time in the applicable Prospectus. In no event shall the Trust be liable for any delay of any other person in transferring securities or other property selected for delivery as all or part of any such payment.

Section 8.5.  Redemption of Shareholder's Interest By
Action of Trust.  Subject to the provisions of the 1940
Act, the Trust may redeem some or all of the Shares of the Trust or one or more Series or Classes held by any Shareholder for any reason and under terms set by the Trustees, including by way of illustration, for the following reasons:

(a) the value of such Shares held by such Shareholder being less than the minimum amount established from time to time by the Trustees;

(b) the determination that direct or indirect ownership of Shares by any person has become concentrated in such Shareholder to any extent that would disqualify that Series as a regulated investment company under the Code;

(c) the failure of a Shareholder to supply a tax identification or other identification or if the Trust is unable to verify a Shareholder-s identity,

(d) the failure of a Shareholder to pay when due for the purchase of Shares issued to such Shareholder;

(e) the failure of a Shareholder to meet or maintain the qualifications for ownership of a particular Class or Series of Shares;

(f) the payment of account fees or other charges, expenses and/or fees as set by the Trustees, including without limitation any small account fees permitted by
Section 4.4 hereof;

(g) the determination that ownership of Shares by a particular Shareholder is not in the best interests of the remaining Shareholders of the Trust or applicable
Series or Class;

(h) the failure of a holder of Shares or other securities of the Trust to comply with a demand pursuant to Section 4.10 hereof;

(i) in connection with the termination of any Series or Class of Shares; or

(j) when the Trust is requested or compelled to do so by governmental authority or applicable law.

Section 8.6.  Suspension of Right of Redemption.
Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Trust to redeem
Shares to the extent permissible under the 1940 Act.

Section 8.7.  Determination of Net Asset Value;
Valuation of Portfolio Assets. The Trustees may from time to time prescribe such bases and times for determining the per Share net asset value of the Shares of the Trust or any Series or Class thereof and may prescribe or approve the procedures and methods for determining the value of portfolio assets as they may deem necessary or desirable.

The Trust may suspend the determination of net asset value during any period when it may suspend the right of the holders of Shares to require the Trust to redeem
Shares.

Section 8.8.  Constant Net Asset Value.  With respect
to any Series that holds itself out as a money market or stable value fund, the Trustees shall have the power to reduce the number of Outstanding Shares of the Series by reducing the number of Shares in the account of each Shareholder on a pro rata basis, or to take such other measures as are not prohibited by the 1940 Act, so as to maintain the net asset value per share of such Series at a constant dollar amount.

Section 8.9   Reserves.  The Trustees may set apart,
from time to time, out of any funds of the Trust or Series or funds allocable to a Class thereof a reserve or reserves for any proper purpose, and may abolish any such reserve.

Section 8.10.  Determination by Trustees.  The
Trustees may make any determinations they deem necessary with respect to the provisions of this Article VIII, including, but not limited to, the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust; the amount of the net income of the Trust from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions;
which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust; the number of Shares of the Trust issued or issuable; the net asset value per Share; and any of the foregoing matters as it may pertain to any Series or Class.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 9.1.  No Personal Liability of and
Indemnification of Shareholders. No personal liability for any debt, liability or obligation or expense incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class shall attach to any Shareholder or former Shareholder of the Trust. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust or, if the Trust has more than one Series, the applicable
Series, to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Shares or for losses suffered by reason of any changes in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

Section 9.2.  Limitation of Liability of Trustees and
Others. (a) No Liability to Third Parties. No person who is or has been a Trustee, officer, or employee of the Trust shall be subject to any personal liability whatsoever to any person, other than the Trust or its Shareholders, in connection with the affairs of the Trust; and all persons shall look solely to the Trust Property or Property of a Series for satisfaction of claims of any nature arising in connection with the affairs of the Trust or such Series.

(b)  Limitation of Liability to Trust and
Shareholders. Subject to applicable federal law, no person who is or has been a Trustee or officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person-s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

(c) No Liability for Acts of Others. Without limiting the foregoing limitations of liability contained in this Section 9.2, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, employee, investment adviser, sub-adviser, principal underwriter, custodian or other agent of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee (or for the failure to compel in any way any former or acting Trustee to redress any breach of trust).

Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to his or their capacity as a Trustee or Trustees and neither such Trustee or Trustees shall be personally liable thereon.

All persons extending credit to, contracting with or having any claim against the Trust or a Series shall look only to the assets of the Trust Property or the Trust
Property of such Series for payment under such credit, contract or claim; and neither the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

      Section 9.3.   Experts; No Bond or Surety.  The
Trustees may rely upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent registered public accounting firm and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent
Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 9.4.  Liability of Third Persons Dealing with
the Trust or Trustees. No person dealing with the Trust or the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trust or Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 9.5.  Indemnification and Advancement of
Expenses. Subject to the exceptions and limitations contained in this Section 9.5, every person who is, or has been, a Trustee, officer, or employee of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a Covered Person), shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by applicable federal law.

The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered
Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

Subject to applicable federal law, expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 9.5 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 9.5.

To the extent that any determination is required to be made as to whether a Covered Person engaged in conduct for which indemnification is not provided as described herein, or as to whether there is reason to believe that a Covered
Person ultimately will be found entitled to indemnification, the Person or Persons making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in such conduct and that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

As used in this Section 9.5, the words claim, action, suit or proceeding shall apply to all claims, demands, actions, suits, investigations, regulatory inquiries, proceedings or any other occurrence of a similar nature, whether actual or threatened and whether civil, criminal, administrative or other, including appeals, and the words liability and expenses shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Section 9.6.  Further Indemnification.  Nothing
contained herein shall affect any rights to indemnification to which any Covered Person or other Person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other Person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities pursuant to
Section 4.2 hereof or a merger or consolidation pursuant to
Section 10.2 hereof, assume the obligation to indemnify any Person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this Article IX.

Section 9.7.  Amendments and Modifications.  Without
limiting the provisions of Section 11.1(b) hereof, in no event will any amendment, modification or change to the provisions of this Declaration or the Bylaws adversely affect in any manner the rights of any Covered Person to
(a) indemnification under Section 9.5 hereof in connection with any proceeding in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer or employee of the Trust or
(b) any insurance payments under policies maintained by the Trust, in either case with respect to any act or omission of such Covered Person that occurred or is alleged to have occurred prior to the time such amendment, modification or change to this Declaration or the Bylaws.

Section 9.8. Derivative Actions. (a) The purpose of this Section 9.8 is to protect the interests of the Trust and its Shareholders by establishing a process that will permit legitimate inquiries and claims to be made and considered while avoiding the time, expense, distraction and other harm that can be caused to the Trust and its Shareholders as a result of spurious shareholder demands and derivative actions.

(b) No Shareholder may bring a derivative or similar action or proceeding in the right of the Trust or any Series to recover a judgment in its favor (a -derivative action-) unless each of the following conditions is met:

(i)  Each complaining Shareholder was a
Shareholder of the Series on behalf of or in the right of which the derivative action is proposed to be brought (the -affected Series-) at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;

(ii)  Each complaining Shareholder was a
Shareholder of the affected Series at the time the demand required by subparagraph (iii) below was made;

(iii)  Prior to the commencement of such
derivative action, the complaining Shareholders have made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the affected Series (a demand), which demand (A) shall be executed by or on behalf of no less than three complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or by marriage) to any other complaining Shareholder executing such written demand and (B) shall include at least the following:

(1)  a detailed description of the action or
failure to act complained of, the facts upon which each such allegation is made and the reasonably estimated damages or other relief sought;

(2)  a statement to the effect that the
complaining Shareholders believe in good faith that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the affected Series and an explanation of why the complaining
Shareholders believe that to be the case;

(3)  a certification that the requirements
of subparagraphs (i) and (ii) of this paragraph
(b) have been met, as well as information reasonably designed to allow the Trustees to verify that certification;

(4)  a list of all other derivative or class
actions in which any of the complaining
Shareholders is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs and the outcome or current status of such actions;

(5)  a certification of the number of Shares
of the affected Series owned beneficially or of record by each complaining Shareholder at the time set forth in subparagraphs (i), (ii) and
(iii) of this paragraph (b) and an undertaking that each complaining Shareholder will be a Shareholder of the affected Series as of the commencement of and throughout the derivative action and will notify the Trust in writing of any sale, transfer or other disposition by any of the complaining Shareholders of any such Shares within three business days thereof; and

(6)  an acknowledgment of the provisions of
paragraphs (f) and (g) of this Section 9.8 below;

(iv) Shareholders owning Shares representing at least five percent (5%) of the voting power of the affected Series must join in bringing the derivative action; and

(v) A copy of the proposed derivative complaint must be served on the Trust, assuming the requirements of subparagraphs (i) through (iv) above have already been met and the derivative action has not been barred in accordance with paragraph (d) below.

(c) Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements above, those Trustees who are independent for purposes of considering the demand (the -independent
Trustees-) will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series, as applicable. If, during this 90-day period, those independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, those independent Trustees may extend the 90-day period by a period of time that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the -review period-).
Notice of any such decision to extend the review period shall be sent in accordance with the provisions of Section
4.12 hereof to the complaining Shareholders, or, the Shareholders- counsel if represented by counsel, in writing within five business days of any decision to extend the period. Trustees who are not deemed to be Interested
Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of
(i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other
Shareholders.

(d) If the demand has been properly made under paragraph (b) of this Section 9.8, and a majority of the independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected
Series, as applicable, the demand shall be rejected and the complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration a majority of the independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively. The Trustees, or the appropriate officers of the Trust, shall inform the complaining
Shareholders of any decision reached under this paragraph
(d) by sending in accordance with the provisions of Section
4.12 hereof written notice to each complaining Shareholder, or the Shareholder-s counsel, if represented by counsel, within five business days of such decision having been reached.

(e) If notice of a decision has not been sent to the complaining Shareholder or the Shareholder-s counsel within the time permitted by paragraph (d) above, and subparagraphs (i) through (v) of paragraph (b) above have been complied with, the complaining Shareholders shall not be barred by this Declaration from commencing a derivative action.

(f) A complaining Shareholder whose demand is rejected pursuant to paragraph (d) above shall be responsible for the costs and expenses (including attorneys- fees) incurred by the Trust in connection with the Trust-s consideration of the demand if, in the judgment of the independent Trustees, the demand was made without reasonable cause or for an improper purpose. A Shareholder who commences or maintains a derivative action in violation of this Section 9.8 shall reimburse the Trust for the costs and expenses (including attorneys- fees) incurred by the Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this
Section 9.8. If a court determines that any derivative action has been brought without reasonable cause or for an improper purpose, the costs and expenses (including attorneys- fees) incurred by the Trust in connection with the action shall be borne by the Shareholders who commenced the action.

(g) The Trust shall be responsible for payment of attorneys- fees and legal expenses incurred by a complaining Shareholder in any circumstances only if required by law, and any attorneys- fees the Trust is obligated to pay shall be calculated using reasonable hourly rates. The Trust shall not be responsible for payment of any attorneys- fees incurred in connection with a Shareholder-s prosecution of a derivative action that are calculated on the basis of a contingency agreement or a percentage of recovery.

(h) A Shareholder of a particular Series of the Trust shall not be entitled in such capacity to commence a derivative action on behalf of any other Series of the Trust.

ARTICLE X

TERMINATION; MERGERS AND SALE OF ASSETS

Section 10.1.  Termination of Trust or
Series. (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust or any Series of the Trust may be terminated at any time by the Trustees by written notice to the Shareholders of the Trust or such Series as the case may be.

(b) Upon the requisite action of the Trustees to terminate the Trust or such Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees and as required by the Maryland Act, which may include the establishment of a liquidating trust or similar vehicle, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust or assets of the particular Series thereof to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Shares of the Trust or such Series in the manner determined by the Trustees, provided that Shareholders of a particular Series shall be entitled to receive a pro rata share of the net assets of such Series only, subject to any variations with respect to Classes of Shares of such Series, if any. Thereupon, the Trust or any affected
Series shall terminate, and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series shall be canceled and discharged.

(c) Any Class of the Trust may be terminated by the Trustees as provided in Article IV hereof.

(d) Upon termination of the Trust, following completion of winding up of its business, the Trustees (or, if there is no remaining Trustee at that time, any remaining officer of the Trust) shall direct that a Certificate of Cancellation of the Trust be executed and filed with the SDAT.

Section 10.2.  Merger and Consolidation.  Subject to
applicable law, the Trust may merge or consolidate with or into one or more business trusts or other business entities or series or classes thereof formed or organized or existing under the laws of Maryland or any other state or the United States or any foreign country or other foreign jurisdiction by the affirmative vote of two-thirds (2/3) of the Trustees. Pursuant to and in accordance with -12-607 of the Maryland Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation so approved by the Trustees in accordance with this Section 10.2 may (a) effect any amendment to the governing instrument of the Trust; or (b) effect the adoption of a new governing instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 10.3.  Sale of Assets; Reorganization.  The
Trustees may authorize the Trust or any Series or Class thereof, to sell, lease, transfer, pledge, exchange, convey or dispose of all or substantially all of the Trust
Property (or all or substantially all of the Trust Property allocated or belonging to a particular Series or Class), including its good will, to any one or more business trusts or other business entities or series or classes thereof
(including another Series or Class of the Trust) upon such terms and conditions and for such consideration (which may include the assumption of some or all of the outstanding obligations and liabilities, accrued or contingent, whether known or unknown, of the Trust or such Series or Class).
Without limiting the generality of the foregoing, this provision may be utilized to permit the Trust or any Series or Class thereof to pursue its investment program through one or more subsidiary vehicles or to operate in a master-feeder or fund of funds structure.

Section 10.4.  Conversion.  The Trustees may authorize
the creation one or more business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares of the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 10.5.  Combination of Classes.  The authority
of the Trustees under this Article X with respect to the merger, consolidation, sale of assets or reorganization of any Class of the Trust or any Series thereof is in addition to the authority of the Trustees under Section 4.9 hereof to combine two or more Classes of a Series into a single
Class.

ARTICLE XI

AMENDMENTS; FILINGS; MISCELLANEOUS

Section 11.1.  Amendments to Declaration and
Certificate of Trust.  (a)   The Trustees may by vote of a
majority of the Trustees then in office amend or otherwise supplement the Declaration by making an amendment, a Declaration supplemental hereto or an amended and restated
Declaration, provided, however, that an amendment to any provision of Article V hereof shall require the vote of two-thirds (2/3) of the Trustees then in office.

      (b) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of any Person who is or has been a Shareholder, Trustee, officer, or employee of the Trust, or limit the rights to indemnification or insurance provided in Article IX with respect to actions or omissions of persons entitled to indemnification under such Article prior to such amendment.

      (c) The Trust-s Certificate of Trust may be amended at any time for any purpose as the Trustees may determine and such amendment shall be signed by one or more of the Trustees or by an officer of the Trust as duly authorized by vote of a majority of the Trustees then in office.

Section 11.2.  Filing of Certificate; Copies of
Declaration; Counterparts; Headings.   Any amendment to the
Certificate of Trust shall be filed with the SDAT. The original or a copy of this instrument and of each amendment and/or restatement hereto shall be kept in the office of the Trust where it may be inspected by any Shareholder.
Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or restatements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such amendments or restatements. This instrument may be executed in any number of counterparts, each of which shall be deemed an original. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control.

Section 11.3.  Trustees May Resolve Ambiguities.  The
Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions.

Section 11.4.  Applicable Law, Forum Selection, and
Jury Waiver. (a) The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the State of Maryland, without reference to its conflicts of law rules, as a Maryland business trust under the Maryland Act, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers and privileges afforded to business trusts or actions that may be engaged in by business trusts under the Maryland Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

(b)  Notwithstanding the first sentence of Section
11.4(a) hereof, there shall not be applicable to the Trust, the Trustees, or this Declaration any provisions of the laws (statutory or common) of the State of Maryland (other than the Maryland Act) or any other state pertaining to trusts, including by way of illustration and without limitation, laws that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges;
(ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees, if such laws are inconsistent with the limitations on liabilities or the authorities and powers of the Trustees set forth or referenced in this Declaration.

(c) No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or the 1940
Act, or of any valid rule, regulation or order of the Commission thereunder.

(d) Any action commenced by a Shareholder, directly or derivatively, against the Trust or a Series or Class thereof, its Trustees or officers, shall be brought only in the U.S. District Court for the District of Maryland
(Baltimore Division), or if such action may not be brought in that court, then such action shall be brought in the Circuit Court for Baltimore City (the -Chosen Courts-).
The Trust, its Trustees and officers, and its Shareholders
(a) waive any objection to venue in either Chosen Court and
(b) waive any objection that either Chosen Court is an inconvenient forum. The Trust, its Trustees and officers shall submit application to the Maryland Business and Technology Case Management Program for any action commenced in the Circuit Court for Baltimore City.

(e) In any action commenced by a Shareholder against the Trust or any Series or Class thereof, its Trustees or officers, or as a derivative action on behalf of the Trust, or any Series or Class thereof there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY
WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

Section 11.5.  Business Trust Only.  The Trust is not
intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers.

Section 11.6.  Provisions in Conflict with Law or
Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision, in whole or in part, is in conflict with the 1940 Act, the regulated investment company provisions of the Code, and the regulations thereunder, the Maryland Act or with other applicable laws and regulations, the conflicting provision, or the conflicting part or parts thereof, shall be deemed not to constitute a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such provision, or such part or parts thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 11.7.  Writings.  To the fullest extent
permitted by applicable law, except as the Trustees may otherwise determine:

(a) any requirements in this Declaration or in the Bylaws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees provided such form is capable of conversion into a written form within a reasonable time; and

(b) any requirements in this Declaration or in the Bylaws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.



IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of the date first written above.



_________________________
R. Jay Gerken, as Trustee
399 Park Avenue
New York, NY 10022

_________________________
Robert B. Shepler, as Trustee
399 Park Avenue
New York, NY 10022

_________________________
Jeanne M. Kelly, as Trustee
399 Park Avenue
New York, NY 10022


SCHEDULE A
Series
(Effective as of October 2, 2006)

Legg Mason Partners Equity Trust
Legg Mason Partners Lifestyle Balanced Fund
Legg Mason Partners Lifestyle Conservative Fund
Legg Mason Partners Lifestyle Growth Fund
Legg Mason Partners Lifestyle High Growth Fund
Legg Mason Partners Lifestyle Income Fund
Legg Mason Partners Aggressive Growth Fund
Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value
Legg Mason Partners Multiple Discipline Funds Large Cap Growth and
Value
Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value
Legg Mason Partners Multiple Discipline Funds All Cap and
International
Legg Mason Partners Real Return Strategy Fund
Legg Mason Partners Small Cap Growth Fund
Legg Mason Partners Small Cap Value Fund
Legg Mason Partners Hansberger Global Value Fund
Legg Mason Partners Social Awareness Fund
Legg Mason Partners Large Cap Value Fund
Legg Mason Partners Capital and Income Fund
Legg Mason Partners Convertible Fund
Legg Mason Partners Dividend and Income Fund
Legg Mason Partners Small Cap Core Fund
Legg Mason Partners Fundamental Value Fund
Legg Mason Partners Financial Services Fund
Legg Mason Partners Health Sciences Fund
Legg Mason Partners Technology Fund
Legg Mason Partners Classic Values Fund
Legg Mason Partners Large Cap Growth Fund
Legg Mason Partners S&P 500 Index Fund
Legg Mason Partners Mid Cap Core Fund
Legg Mason Partners Appreciation Fund
Legg Mason Partners International All Cap Growth Fund
Legg Mason Partners International Fund
Legg Mason Partners Dividend Strategy Fund
Legg Mason Partners Growth and Income Fund
Legg Mason Partners Diversified Large Cap Growth Fund
Legg Mason Partners Small Cap Growth Opportunities Fund
Legg Mason Partners Global Equity Fund
Salomon Brothers Mid Cap Fund
Legg Mason Partners Emerging Markets Equity Fund
Salomon Brothers Capital Fund
The Salomon Brothers Fund
Salomon Brothers Investors Value Fund
Salomon Brothers Balanced Fund
Salomon Brothers Small Cap Growth Fund



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